Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 55 to Registration Statement No. 33-14567 on Form N-1A of our reports dated February 13, 2012, relating to the financial statements and financial highlights of VP Capital Appreciation Fund, VP Income & Growth Fund, VP International Fund, VP Ultra Fund, VP Value Fund, VP Balanced Fund, VP Vista Fund, VP Large Company Value Fund, VP Mid Cap Value Fund, and VP Growth each a series of American Century Variable Portfolios, Inc., appearing in the Annual Report on Form N-CSR of American Century Variable Portfolios, Inc. for the year ended December 31, 2011, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 9, 2012